    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1996

                                                           REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                            VERSA TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                  39-1143618
    (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                             9301 Washington Avenue
                          Sturtevant, Wisconsin 53177
          (Address of principal executive offices, including zip code)

                  VERSA TECHNOLOGIES, INC. 1996 EMPLOYEE STOCK
                       PURCHASE AND PAYROLL SAVINGS PLAN
                              (Full Title of Plan)

                               Robert M. Sukalich
                            Versa Technologies, Inc.
                             9301 Washington Avenue
                          Sturtevant, Wisconsin  53177
                    (Name and address of agent for service)

                                 (414) 886-1174
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                              Linda Jeffries Wight
                             Schiff Hardin & Waite
                                7200 Sears Tower
                            Chicago, Illinois 60606
                                 (312) 258-5619

                             ---------------------

                       CALCULATION  OF  REGISTRATION  FEE

=================================================================================================================================
                                                                      Proposed             Proposed
                                                      Amount          maximum              maximum
                                                      to be        offering price         aggregate               Amount of
Title of securities to be registered                registered     per share (1)      offering price (1)     registration fee (1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share
(including Preferred Stock Purchase Rights)         125,000            $12.27             $1,533,750                 $465
Interests in the Plan                                 (2)                (2)                  (2)                     (2)
=================================================================================================================================

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, estimated on the basis of $12.27 per share, the closing price as quoted on NASDAQ - NMS on May 17, 1996, which is the price at which Common Stock may be purchased under the Plan.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll Savings Plan described herein for which no separate fee is required.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Versa Technologies, Inc. (the "Registrant") are hereby incorporated by reference:

      (a)  The Registrant's Annual Report on Form
           10-K for the fiscal year ended March 31, 1996;

      (b)  The Registrant's Quarterly Reports on Form
           10-Q for the quarters ended June 30, 1996 and September 30, 1996;

      (c)  The description of the Registrant's
           Preferred Stock Purchase Rights contained in the
           Registrant's Registration Statement on Form 8-A dated December 16, 1988, including any amendment or report filed for the purpose of updating such description;

      (d)  The description of the Registrant's Common
           Stock, par value $0.01 per share, contained in the Registrant's Registration Statement under the Exchange Act dated November 17, 1970, including any amendment or report filed for the purpose of updating such description; and

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereto from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the Common Stock to be issued pursuant to the Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll Savings Plan has been passed upon for the Registrant by Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606. A member of the firm participating in the representation of the Registrant is an officer of the Registrant, owns 6,000 shares of the Registrant's Common Stock and holds options to purchase an additional 5,000 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Restated Certificate of Incorporation and By-Laws of the Registrant provide for indemnification by the Registrant of each of its directors and officers to the fullest extent permitted by law or liability

(including liability arising under the Securities Act of 1933 (the "Act")) of such director or officer arising by reason of his or her status as a director or officer of the Registrant, provided that he or she met the standards established in the Restated Certificate of Incorporation, which include requirements that he or she acted in good faith and in a manner he or she reasonably believed to be in the Registrant's best interest. The Registrant will also advance expenses prior to final disposition of an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if the director or officer is not entitled to indemnification. All rights to indemnification and advancement of expenses are deemed to be a contract between the Registrant and its directors and officers. The determination that a director or officer has met the standards established in the Restated Certificate of Incorporation and By-Laws may be made by majority vote or a quorum consisting of disinterested directors, an opinion of counsel (if no such quorum is available), a majority vote of stockholders, or a court (which may also overturn any of the preceding determinations). The Registrant has purchased insurance against liabilities of directors or officers, as permitted by the Restated Certificate of Incorporation and By-Laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The Exhibits filed herewith are set forth on the Index to Exhibits filed as part of this Registration Statement on page 7 hereof.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, State of Wisconsin, on this 21st day of November, 1996.

                                    VERSA TECHNOLOGIES, INC.


                                    By: /s/ James E. Mohrhauser
                                        ---------------------------------
                                            James E. Mohrhauser
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                  Title
       ---------                  -----

/s/ James E. Mohrhauser
----------------------     Chairman and Chief
James E. Mohrhauser        Executive Officer (Principal
                           Executive Officer) and Director


/s/ Robert M. Sukalich     Vice President-Finance,
----------------------     Treasurer and Assistant Secretary
Robert M. Sukalich         (Principal Financial and
                           Accounting Officer)



/s/ Thomas J. Magulski     President and Chief
----------------------     Operating Officer and Director
Thomas J. Magulski

/s/ Morris W. Reid
----------------------     Vice Chairman and Director
Morris W. Reid


/s/ Denis H. Carroll       Director
----------------------
Denis H. Carroll

/s/ William P. Killian     Director
----------------------
William P. Killian

       Signature                  Title
       ---------                  -----



/s/ Joan R. Lloyd          Director
----------------------
Joan R. Lloyd


/s/ Herman B. McManaway    Director
----------------------
Herman B. McManaway


/s/ Richard H. Marks       Director
----------------------
Richard H. Marks

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sturtevant, State of Wisconsin, on November 21, 1996.



                                      VERSA TECHNOLOGIES, INC. 1996 EMPLOYEE
                                      STOCK  PURCHASE AND PAYROLL SAVINGS PLAN


                                      By:  /s/ James E. Mohrhauser
                                           ----------------------------------
                                           James E. Mohrhauser

                                           /s/ Thomas J. Magulski
                                           ----------------------------------
                                           Thomas J. Magulski

                                           /s/ Morris W. Reid
                                           ----------------------------------
                                           Morris W. Reid

                                           /s/ Denis H. Carroll
                                           ----------------------------------
                                           Denis H. Carroll

                                           /s/ William P. Killian
                                           ----------------------------------
                                           William P. Killian

                                           /s/ Joan R. Lloyd
                                           ----------------------------------
                                           Joan R. Lloyd

                                           /s/ Herman B. McManaway
                                           ----------------------------------
                                           Herman B. McManaway

                                           /s/ Richard H. Marks
                                           ----------------------------------
                                           Richard H. Marks

                               INDEX TO EXHIBITS

EXHIBIT
 INDEX
-------
  4 Versa Technologies, Inc. 1996 Employee Stock Purchase and Payroll Savings Plan (incorporated by reference to the Registrant's Proxy Statement dated June 17, 1996).

  5        Opinion of Schiff Hardin & Waite.

 23.1      Consent of Deloitte & Touche LLP.

 23.2      Consent of Schiff Hardin & Waite (contained in their opinion filed as
           Exhibit 5).




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